Cellegy Reports September 30, 2006 Quarter Financial Results

Quakertown, Pennsylvania - November 15, 2006 --Cellegy Pharmaceuticals, Inc. (CLGY.OB) announced its third quarter 2006 financial results today.

Revenues for the three months ended September 30, 2006 were $172,000 compared to $1,738,000 during the same period in 2005. Prior year revenues for the third quarter included $1,252,000 in Biosyn grant revenue, $257,000 in product sales and $109,000 in licensing revenues.

Revenues for the nine months ended September 30, 2006 were $2,635,000 compared to $10,804,000 for the same period in 2005. These included licensing revenues of $452,000 and $6,950,000 for the nine months ended September 30, 2006 and 2005, respectively.

Research and development expenses for the three months ended September 30, 2006 and 2005, were $338,000 and $1,816,000, respectively. The decrease was primarily attributable to reduction in research and development salary expense, professional fees and clinical testing expenses.

Research and development expenses for the nine months ended September 30, 2006 and 2005 were $2,244,000 and $6,855,000, respectively. The decrease was primarily attributable to current period reductions in research and development salary expense, professional fees and clinical testing fees.

Selling, general and administrative expenses for the quarter ended September 30, 2006 and 2005 were $955,000 and $2,471,000, respectively. The decrease of $1,350,000 was primarily attributable to current period reductions in SG&A salary expense and operating expenses.

For the nine months ended September 30, 2006 and 2005, selling, general and administrative expenses were $4,526,000 and $6,764,000, respectively. The decrease resulted primarily from a reduction in litigation and other related expenses.

Net loss from continuing operations for the quarter ended September 30, 2006 was $1,640,000 or ($0.05) per basic and diluted common share based on 29,833,000 shares. Cellegy had a net loss of $2,867,000 or ($0.10) per basic and diluted common share based on 29,832,000 shares during the same three-month period in 2005.

The Company had cash and cash equivalents of $830,000 at September 30, 2006 compared to $2,251,000 at December 31, 2005 and $2,305,000 at September 30, 2005.

Due to its cash position and negative operating cash flows, Cellegy received a going concern qualification in the report of its independent registered public accounting firm included in the Annual Report on Form 10-K for the year ended December 31, 2005. Cellegy believes that available cash resources will be adequate to satisfy its capital needs through at least the end of November 2006. Subject to the terms and conditions of the Asset Purchase Agreement with Strakan International Limited, the Company has agreed to sell to ProStrakan all of its right, title and interest in and to the assets used in connection with or relating to the research, development and commercialization of nitroglycerin/nitric oxide and other related pharmacological products for pain management applications and testosterone gels for treatment of male hypogonadism, and for certain female sexual dysfunction conditions, as currently conducted and as currently proposed to be conducted by Cellegy, including those assets relating to Cellegy’s nitroglycerin/nitric oxide and related pharmacological products marketed under the name Rectogesic® and proposed to be marketed under the name Cellegesic® and Cellegy’s testosterone gels marketed under the name Tostrex™ and proposed to be marketed under the names Tostran™ or Fortigel™ and Cellegy’s product candidate Tostrelle.

A special meeting of stockholders to consider and vote on the proposed transaction with ProStrakan is scheduled to be held on November 22, 2006. There is no assurance that the proposed transaction will be approved by the shareholders. If the proposed transaction is not approved by the shareholders, a significant portion of the Company’s liabilities would become immediately due and payable, including promissory notes reflecting amounts due to PDI, Inc. and ProStrakan. In this event, the Company would most likely be unable to meet its obligations to its creditors.

About Cellegy
Cellegy Pharmaceuticals is a specialty biopharmaceutical company that develops and commercializes prescription drugs for the treatment of women’s health care conditions, including sexual dysfunction, HIV prevention and gastrointestinal disorders. Savvy® (C31G vaginal gel), a novel microbicide gel product for contraception and the reduction in transmission of HIV in women, is currently undergoing a Phase 3 clinical study in the United States for contraception.

Forward-Looking Statements
This press release contains forward-looking statements. Investors are cautioned that these forward-looking statements are subject to numerous risks and uncertainties, known and unknown, which could cause actual results and developments to differ materially from those expressed or implied in such statements. For more information regarding risk factors, refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 and other filings with the Securities and Exchange Commission.

Where to find additional information about the transaction

Cellegy has filed a definitive proxy statement with the Securities and Exchange Commission in connection with the proposed transaction with ProStrakan. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, CELLEGY’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION CAREFULLY AND IN ITS ENTIRETY BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and stockholders may obtain free copies of the proxy statement and other relevant documents (when they become available) and other documents filed with the Securities and Exchange Commission at the Securities and Exchange Commission's web site at: www.sec.gov. In addition, investors and stockholders may obtain free copies of the documents filed with the Securities and Exchange Commission by Cellegy by contacting the persons identified below. Cellegy’s directors and executive officers may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed transaction. Information regarding the interests of directors and executive officers in the transaction is included in the proxy statement of the Company. Additional information regarding directors and executive officers of Cellegy is also included in the Company’s annual report on Form 10-K for the year ended December 31, 2005, filed with the Securities and Exchange Commission, which is available as described above.

For More Information:

Cellegy Pharmaceuticals:
Robert J. Caso (215) 529-6084
Vice President, Finance & CFO

Richard C. Williams
Chairman and Interim CEO

CELLEGY PHARMACEUTICALS, INC.

SUMMARY OF FINANCIAL RESULTS

SEPTEMBER 30, 2006

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands)

	September 30, 2006	December 31, 2005
Assets
Current assets:
Cash and investments	$830	$2,262
Other assets	415	4,188

Total assets	$1,245	$6,450

Liabilities and Stockholders' Deficit
Total current liabilities	$9,120	$9,437
Deferred revenue	3,349	3,084
Other long-term payable and derivative instrument	310	405
Stockholders' deficit	(11,534)	(6,477)

Total liabilities and stockholders' deficit	$1,245	$6,450

The accompanying notes are an integral part of these condensed Consolidated financial statements.

CELLEGY PHARMACEUTICALS, INC.

SUMMARY OF FINANCIAL RESULTS

SEPTEMBER 30, 2006

CONDENSED CONSOLIDATED BALANCE SHETS
(Amounts in thousands)

					Period from
					June 26, 1989
	Three Months Ended September 30,		Nine Months Ended September 30,		(inception) to September 30,
	2006	2005	2006	2005	2006

Total revenues	$172	$1,738	$2,635	$10,804	$25,832

Costs and expenses:
Cost of product sales	-	197	257	241	1,945
Research and development	338	1,816	2,244	6,855	92,207
Selling, general and administrative	955	2,471	4,526	6,764	50,624
Equipment FMV adjustment	276	-	276	-	276
Acquired in-process technology	-	-	-	-	22,332
Total costs and expenses	1,569	4,484	7,303	13,860	167,384
Operating income (loss)	(1,397)	(2,746)	(4,668)	(3,054)	(141,552)
Interest and other income	99	17	114	121	7,144
Interest and other expense	(487)	(217)	(924)	(478)	(3,082)
Derivative revaluation	145	79	170	243	1,250
Net income income (loss)	(1,640)	(2,867)	(5,308)	(3,169)	(136,240)
Non-cash Preferred Dividends	-	-	-	-	(1,449)
Net income (loss) from continuing operations applicable to common stockholders	$(1,640)	$(2,867)	$(5,308)	$(3,169)	$(137,689)

Net income (loss) per common share:
Basic	$(0.05)	$(0.10)	$(0.18)	$(0.11)
Diluted	$(0.05)	$(0.10)	$(0.18)	$(0.11)

Weighted average number of common shares used in per share calculations:
Basic	29,833	29,832	29,832	28,048
Diluted	29,833	29,832	29,832	28,048

The accompanying notes are an integral part of these condensed Consolidated financial statements.